Sheet1

MuniYield Fund, Inc.
File Number: 811-6435
CIK Number: 879361
For the Period Ending: 04/30/2001

Pursuant to Exemptive Order No. IC-15520 the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the six months ended April 30, 2001.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

01/16/2001	$ 11,000	Harris Co Tx Hlth Facs	5.00%	02/15/2027
04/20/2001	5,000	Long Island NY Pwr Auth	5.00	05/01/2033

Last Updated on 06/26/2001
By Karen Lang